UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 14, 2024

Remark Holdings, Inc.

Delaware	001-33720	33-1135689
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 S. Commerce Street Las Vegas, NV	89106	702-701-9514
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 1.01.    Entry Into a Material Definitive Agreement.

On February 14, 2024, Remark Holdings, Inc. (“Remark,” “we,” “us” or “our”) and Ionic Ventures, LLC (“Ionic”) entered into a letter agreement (the “Letter Agreement”) which amends the Purchase Agreement, dated as of October 6, 2022, by and between Remark and Ionic, as previously amended on January 5, 2023, July 12, 2023, August 10, 2023, September 15, 2023 and January 9, 2024 (the “Amended ELOC Purchase Agreement”).

Under the Letter Agreement, the parties agreed, among other things, (i) to redefine the definition of Principal Market to include markets in addition to the Nasdaq Capital Market and the OTC Bulletin Board, (ii) that Ionic will forbear from enforcing any noncompliance with the covenants in the Amended ELOC Purchase Agreement as a result of Remark’s delisting from Nasdaq and any related suspension of trading on Nasdaq, and (iii) to clarify that we can still issue Regular Purchase Notices despite the delisting from Nasdaq and any related suspension of trading on Nasdaq so long as the Principal Market is either the OTCQB, OTCQX, or OTCBB and each Regular Purchase does not exceed $500,000.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety to the full text of such document, which is filed as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)    Exhibits

		Incorporated Herein By Reference To
Exhibit	Description	Document	Filed On	Exhibit Number

10.1	Letter Agreement, dated as of February 14, 2024, by and between Remark Holdings, Inc. and Ionic Ventures, LLC.	8-K	02/14/2024	10.29
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Remark Holdings, Inc.

Date:	February 21, 2024	By:	/s/ Kai-Shing Tao
		Name:	Kai-Shing Tao
		Title:	Chief Executive Officer